UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  August 31, 2016 (August 30, 2016)
PERFORMANCE SPORTS GROUP LTD.
(Exact name of registrant as specified in its charter)

British Columbia, Canada (State or other jurisdiction of incorporation or organization)	001-36506 (Commission File Number)	Not Applicable (I.R.S. Employer Identification Number)

100 Domain Drive Exeter, NH (Address of principal executive offices)	03833-4801 (Zip Code)

Registrant’s telephone number, including area code:  (603) 610-5802
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Performance Sports Group Ltd. (the “Company”) has entered into (i) Amendment No. 2 dated as of August 29, 2016 to the ABL Credit Agreement dated as of April 15, 2014 (the “ABL Credit Agreement”), by and among the Company, the other credit parties from time to time party thereto and Bank of America, N.A. as administrative agent and collateral agent for the lenders from time to time party thereto (the “ABL Amendment”), and (ii) Amendment No. 1 dated as of August 29, 2016 to the Term Loan Credit Agreement dated as of April 15, 2014 (the “Term Loan Credit Agreement”), by and among the Company, the other credit parties from time to time party thereto and Bank of America, N.A. as administrative agent and collateral agent for the lenders from time to time party thereto (the “Term Loan Amendment” and, together with the ABL Amendment, the “Amendments”).
The Amendments provide the Company with a 60-day extension to file its Annual Report on Form 10-K, including its annual audited financial statements for the fiscal year ended May 31, 2016 and the related management’s discussion and analysis (collectively, the “Annual Filings”). Pursuant to the Amendments, the Annual Filings and the Company’s first quarter filings must be filed or provided to the lenders by October 28, 2016. If the Company fails to do so, an event of default will occur and the lenders under the ABL Credit Agreement and Term Loan Credit Agreement may accelerate the Company’s borrowings under each respective agreement.

The Amendments also grant the Company continued access to borrowings under its ABL Credit Agreement, which provides it with liquidity to fund operations as the Company continues to operate its business and serve its customers in the ordinary course.

The Company has agreed to increase the applicable margin by 1.5% (of which 1% is payable in kind) under the Term Loan Credit Agreement and by 0.5% under the ABL Credit Agreement, subject to certain levels of leverage and availability.

The foregoing description of the Amendments is qualified in its entirety by reference to the Amendments, copies of which are filed as Exhibit 10.1 and Exhibit 10.2 hereto.
Item 8.01	Other Events.

On August 30, 2016, the Company issued a press release announcing (i) the Amendments, (ii) that its Board of Directors had formed a special committee comprised of independent directors, and such committee has retained Centerview Partners LLC as its independent financial advisor to assist in the review and evaluation of strategic alternatives and in the Company’s ongoing discussions with its lenders and (iii) that the Company has made an application with the applicable securities regulators in Canada under National Policy 12-203 – Management Cease Trade Orders (“National Policy 12-203”) requesting that, in accordance with National Policy 12-203, a management cease trade order be imposed in respect of the delay in its Annual Filings.
A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)            Exhibits.
Exhibit No.	Description

10.1
Amendment No. 2 to the ABL Credit Agreement, dated as of April 15, 2014, by and among the Company, the other credit parties from time to time party thereto and Bank of America, N.A. as administrative agent and collateral agent for the lenders from time to time party thereto.

10.2
Amendment No. 1 to the Term Loan Credit Agreement, dated as of April 15, 2014, by and among the Company, the other credit parties from time to time party thereto and Bank of America, N.A. as administrative agent and collateral agent for the lenders from time to time party thereto.

99.1	Press Release, dated August 30, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 31, 2016
PERFORMANCE SPORTS GROUP LTD.

By:	/s/ Michael J. Wall
	Name:	Michael J. Wall
	Title:	Executive Vice President, General Counsel and Corporate Secretary